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                                                              Exhibit 23


                Letterhead of Kenny S&P Evaluation Services
                   (a division of J.J. Kenny Co., Inc.)


                             October 31, 1995

Prudential Securities Incorporated
1 New York Plaza
New York, NY  10292

                  Re:   Government Securities Equity Trust
                        Post-Effective Amendment No. 3
                        Government Securities Equity Trust Series 4

Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-43933 for the above-cap-tioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently act-ing as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Kenny
S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

            In addition, we hereby confirm that the ratings indi-cated in the above-referenced Amendment to the Registration
Statement for the respective bonds comprising the trust port-folio are the ratings currently indicated in our KENNYBASE database as of the date of the evaluation report.

            You are hereby authorized to file a copy of this let-ter with the Securities and Exchange Commission.

                              Sincerely,



                              Frank A. Ciccotto
                              Frank A. Ciccotto
                              Vice President